Exhibit 10(h)

JOHNSON & JOHNSON
2022 LONG-TERM INCENTIVE PLAN

GLOBAL RESTRICTED SHARE UNIT AWARD AGREEMENT

Granted To: John Christian Reed

Grant No.	Grant Type	No. of Units	Scheduled Vesting Date
REED050123	Restricted Share Units	25,255	05/01/2024
REED050123	Restricted Share Units	25,255	05/01/2025
REED050123	Restricted Share Units	25,255	05/01/2026

In addition to such other conditions as may be established by the Committee in its sole discretion, in consideration of the granting of an award under the terms of the Johnson & Johnson 2022 Long-Term Incentive Plan, as amended from time to time (the “Plan”), you agree as follows:

1.Grant of Restricted Share Units.

a.Award. Subject to the terms and conditions of this Global Restricted Share Unit Award Agreement, including any country-specific terms in Appendix A hereto and any other exhibits or addendums to these documents (collectively, this “Agreement”) and the Plan, Johnson & Johnson, a New Jersey corporation (the “Corporation”), hereby grants you the above-stated number of Restricted Share Units (“RSUs”), which will become vested subject to the terms and conditions of this Agreement. Upon vesting of each RSU, you will receive one share of Common Stock of the Corporation, par value $1.00 per share (“Common Stock”), or cash in lieu thereof, in either case subject to and in accordance with the terms of Section 4 of this Agreement. Except where the context clearly indicates otherwise, each capitalized term used herein shall have the definition assigned to it by this Agreement or, to the extent that this Agreement does not define a capitalized term used herein, by the Plan. The RSUs granted herein are subject to all of the terms and conditions of the Plan, and the terms of the Plan are hereby incorporated herein by reference.

b.Conditions. This grant of RSUs is conditioned on your (i) electronically accepting this grant on the website of the Plan recordkeeper (or in such other manner as the Corporation may establish or permit from time to time) and (ii) opening and maintaining a brokerage account that is permitted for use with respect to awards granted under the Plan, in each case by the deadline established by the Corporation and/or set forth on the website of the Plan recordkeeper. By accepting this grant of RSUs, you will have confirmed your acceptance of all of the terms and conditions of this Agreement. If you do not accept this grant of RSUs by the applicable deadline, your grant will be cancelled.

2.Vesting of RSUs; Competition with the Corporation Group.

a.General. Except as otherwise provided in this Section 2, the RSUs granted herein shall become vested on the above-stated Scheduled Vesting Dates in accordance with the schedule set forth above, provided, that, with respect to each RSU, (i) you are Employed on the applicable Scheduled Vesting Date and have been Employed at all times since the Grant Date and (ii) you have complied with and are in compliance with the terms of this Agreement, as determined by the Corporation in its sole discretion.

b.Termination of Employment - General. If, prior to the applicable Scheduled Vesting Date, you cease to be Employed for any reason, then except as otherwise provided in Section 2(c) (Certain Terminations; Disability), the RSUs shall be forfeited for no consideration on the Date of Termination.

c.Certain Terminations; Disability

i..Termination of Employment due to Death. If you die while Employed, then the RSUs shall immediately become vested in full as of your date of death (to the extent still outstanding and not already vested), and your estate, beneficiary or any person who acquires the RSUs by inheritance or devise, as applicable, shall receive a number of shares of Common Stock (or cash in lieu thereof), as provided in Section 4 (Settlement of RSUs; Tax Withholding; Compliance With Securities Laws; Compliance with Compensation Recoupment Policy).

ii.Disability. If you become Disabled while Employed, you shall immediately become vested in full in the RSUs (to the extent still outstanding and not already vested) on the date of Disability.

iii.Termination for Cause. Without limiting the generality of Section 2(b), and notwithstanding any other provision of this Section 2(c), if you cease to be Employed for any reason (including, without limitation, as a result of your voluntary resignation) in connection with or following the occurrence of an event that constitutes Cause, then the RSUs and any other awards that you hold under the Plan shall immediately be forfeited for no consideration as of the Date of Termination. If following your Date of Termination, the Corporation becomes aware of conduct or activity by you that occurred during or following your Employment that would have constituted Cause, then any RSUs (or portions thereof) or any other awards held by you under the Plan that are unvested or unexercised (and any payments or benefits in respect thereto) as of the date that the Corporation becomes aware of such conduct or activity shall be forfeited.

iv.Corporation Determinations. In the event of your termination of Employment, the determination of the reason for such termination and the applicable treatment under this Section 2 shall be made by the Corporation in its sole discretion.

d.Competition With the Corporation Group. In order to protect the Corporation Group’s goodwill and investments in research and development and Customer and business relationships and to prevent the disclosure of the Corporation Group’s confidential and trade secret information, thereby promoting the long-term success of the Corporation Group’s business, you agree to the following:

i.During your Employment, you will not, without the prior written consent of the Corporation, directly or indirectly engage in Competitive Activities.

ii.For a period of eighteen (18) months following your Date of Termination, you will not, without the prior written consent of the Corporation, directly or indirectly perform, or assist others to perform, work for a Competitor in a position or in any geographic location in which you could disadvantage the Corporation Group or advantage the Competitor through (a) your disclosure or use of the Corporation Group’s confidential or trade secret information and/or (b) your use of the Corporation Group’s Customer relationships and goodwill.

iii.Rescission and Forfeiture. You understand and agree that if the Corporation determines you have violated Section 2(d)(i) and/or Section 2(d)(ii) and/or any non- competition or non-solicitation agreement that you have with any member of the Corporation Group, then, in addition to injunctive relief, damages, and all other equitable and legal rights and remedies:
A.the RSUs shall be forfeited for no consideration on the earliest date on which you are first in violation of Section 2(d)(i) and/or Section 2(d)(ii) or any non-competition or non-solicitation agreement that you have with any member of the Corporation Group; and

B.upon the Corporation’s demand, you shall immediately deliver to the Corporation (I) a number of shares of Common Stock equal to the number of RSUs that vested and were settled in the form of Common Stock (for the avoidance of doubt, without reduction for any shares of Common Stock that may have been withheld and/or sold to satisfy applicable withholding taxes) and (II) the gross amount of cash paid to you (for the avoidance of doubt, without reduction for amounts withheld to satisfy applicable withholding taxes) for any RSUs that were settled in the form of cash, in each case in respect of any RSUs that vested within the twelve (12) month period of time immediately preceding the earliest date on which you are first in violation of Section 2(d)(i) and/or Section 2(d)(ii) or any non-competition or non- solicitation agreement that you have with any member of the Corporation Group. To the extent that you do not, as of the date of the Corporation’s demand for repayment, hold a number of shares of Common Stock sufficient to satisfy your obligation set forth in clause (I) above, you shall pay the Corporation an amount in cash equal to the result of (x) (i) the number shares required to be delivered by you to the Corporation pursuant to clause (I) above, less (ii) the number of shares actually delivered by you to the Corporation pursuant to clause (I), multiplied by (y) the Fair Market Value per share of Common Stock as of the business day immediately preceding the date of the Corporation’s demand for repayment. You agree to deliver and execute such documents (including, if applicable, share certificates) as the Corporation may deem necessary to effect the repayment obligations referred to in this Section 2(d)(iii)(B).

iv.You understand and agree that the remedies set forth in Section 2(d)(iii) shall not be the Corporation Group’s exclusive remedies in the event of a breach of the non-competition obligations set forth in Section 2(d)(i) and/or Section 2(d)(ii) or in any other applicable non-competition or non-solicitation agreement that you have with any member of the

Corporation Group, and that the Corporation Group reserves all other rights and remedies available to it at law or in equity.

e.Conditions on Vesting upon or following Termination of Employment. Your eligibility to vest in any of the RSUs upon or following the date of your termination of Employment shall be subject to (i) your compliance with the non-competition obligations in Section 2(d)(i) and/or Section 2(d)(ii) and/or any other applicable non-competition or non-solicitation agreement with any member of the Corporation Group and (ii) if required by any member of the Corporation Group at the time of your termination of Employment, your execution of a separation agreement and/or a general release of claims in favor of the Corporation and its subsidiaries and affiliates containing such provisions and in such form as required by the Corporation Group that becomes effective prior to the latest date for settlement of the RSUs set forth in Section 4(a) (or such earlier date as the Corporation Group may require). In the event a separation agreement and/or a release of claims is required by the Corporation Group and (A) (I) the RSUs vest upon the Date of Termination or (II) the Vesting Date falls within the period that you have to provide such release of claims, and (B) the period in which the RSUs must be settled pursuant to Section 4(a) spans two calendar years, then settlement of the vested RSUs will be made in the second calendar year.

3.Rights to Common Stock. Prior to the delivery of shares of Common Stock to you pursuant to Section 4(a) (if applicable), you shall not have any rights in, or with respect to, any of the shares of Common Stock underlying the RSUs, including, but not limited to, any voting rights and the right to receive any dividends (or dividend equivalents) that may be paid or any distributions that may be made with respect to such Common Stock.

4.Settlement of RSUs; Tax Withholding; Compliance With Securities Laws; Compliance with Compensation Recoupment Policy.

a.General. Subject to the terms of this Agreement, within sixty (60) days following the Vesting Date (but in no event later than the first March 15th occurring thereafter), you will receive from the Corporation one share of Common Stock for each RSU that vested on that date, or, at the discretion of the Committee, the cash equivalent of the Fair Market Value on the Vesting Date, reduced by any whole shares of Common Stock that are withheld or sold or any cash withheld to satisfy applicable Federal, state and local income taxes, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (the “Tax-Related Items”) in the amount determined by the Corporation. In lieu of the foregoing, the Corporation or other applicable member of the Corporation Group may determine that withholding of Tax-Related Items shall be satisfied by any other method permitted under the Plan. Notwithstanding the foregoing, if you are a Section 16 officer of the Corporation under the Securities Exchange Act of 1934, as amended, then the Corporation will satisfy any applicable tax withholding obligations by withholding in shares of Common Stock upon the relevant taxable event (with such withholding obligations determined based on the applicable statutory withholding rates and without regard to Section 83(c)(3) of the Internal Revenue Code of 1986, as amended), unless otherwise determined by the Committee.
b.Registration and Listing. Notwithstanding Section 4(a) hereof, shares of Common Stock shall not be issued pursuant to this Agreement unless, on the Vesting Date, there is in effect a current registration statement or amendment thereto under the Securities Act of 1933, as amended, covering the shares of Common Stock to be issued upon vesting of the RSUs, and such shares are authorized for listing on the New York Stock Exchange or another securities exchange as determined by the Corporation. Nothing herein shall be deemed to require the Corporation to apply for, to effect, or to obtain such registration or listing.

c.Compensation Recoupment Policy. You hereby acknowledge and agree that you and the RSUs, including any cash and/or shares of Common Stock that may be delivered to you pursuant to the RSUs, are subject to the Corporation’s Compensation Recoupment Policy, as may be amended and/or restated from time to time, a current copy of which can be found on the Corporation’s website at http://www.investor.jnj.com/gov/compensation-recoupment-policy.cfm. The terms and conditions of the Compensation Recoupment Policy hereby are incorporated by reference into this Agreement.

5.Nontransferability of RSUs. The RSUs and any rights granted hereunder may not be sold, transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution or in accordance with any beneficiary designation procedures that may be established by the Corporation. Nor shall any such rights be subject to execution, attachment, or similar process, other than in accordance with the terms of the Plan. Upon any attempt to sell, transfer, assign, pledge, hypothecate, or otherwise dispose of the RSUs or of any rights granted herein contrary to the provisions of the Plan or this Agreement, or upon the levy of any attachment or similar process upon the RSUs or such rights, the RSUs and such rights shall, at the election of the Corporation, be forfeited for no consideration.

6.No Special Employment Rights; No Rights to Awards. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind any member of the Corporation Group to continue your employment for the vesting period or for any other period, to create a right to employment with the Corporation, to form or amend an employment or service contract with the Corporation or to interfere in any way with any right of a member of the Corporation Group to terminate your employment at any time. You hereby acknowledge and agree that (i) the Plan is established voluntarily by the Corporation, is discretionary in nature and may be modified, amended, or terminated by the Corporation at any time, as provided in the Plan, (ii) your participation in the Plan is voluntary and you are voluntarily accepting the grant of RSUs, (iii) the RSUs and the shares of Common Stock subject to the RSUs, and the income and value of same, do not constitute part of your normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination indemnities, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments, and in no event should be considered as compensation for, or in any way relating to, past services to the Corporation Group, (iv) the RSUs and shares of Common Stock subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation, (v) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past, (vi) unless otherwise agreed with the Corporation, the RSUs and the shares of Common Stock subject to the RSUs, and the income and value of same, are not granted as consideration, or in connection with, the service you may provide as a director of a subsidiary of the Corporation, (vii) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty, (viii) no claim or entitlement to compensation or damages shall arise from forfeiture or recoupment of the RSU resulting from the termination of your Employment or other service relationship (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), (ix) you shall seek all necessary approvals under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of the RSUs and, if applicable, shares of Common Stock, including currency and exchange laws, rules, and regulations, (x) neither the Corporation nor any of its subsidiaries or affiliates shall be liable for any foreign exchange rate fluctuation between your local currency and the US dollar that may affect the value of the RSUs or of any amounts due to you pursuant to settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement, (xi) the determination of the form of any award granted under the Plan is made by the Committee in its sole discretion and (xii) the Corporation is not providing any tax, legal, or financial advice, nor is the Corporation making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock, you should consult your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the RSUs.

7.Notices. Unless the Corporation notifies you otherwise in writing, all notices, designations, and payments to be submitted to the Corporation in connection with the RSUs shall be addressed to:

Equity Compensation Resources
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
USA

8.Definitions. The following capitalized terms shall have the definitions set forth below for purposes of this Agreement:

a.“Cause” means (i) your conviction for or a plea of nolo contendere to the commission of a felony under federal or state law, or (ii) any act by you that, in the Corporation’s opinion, constitutes fraud, embezzlement, dishonesty, disclosure of confidential information, the willful and deliberate failure to perform your employment duties in any material respect, a conflict of interest, a violation of the non-competition obligations set forth in Section 2(d)(i) of this Agreement or any other applicable non-competition, non-solicitation, or confidentiality agreement or obligation that you have with any member of the Corporation Group, a violation of any standards of conduct policies or other policies of the Corporation Group to which you are subject, or any other event that is inimical or contrary to the best interests of the Corporation Group. Any determination of “Cause” shall be made by the Corporation in its sole discretion, and its determination shall be final and binding.

b.“Committee” means the Compensation & Benefits Committee of the Board of Directors of the Corporation (or any successor committee), or any person or persons to whom the Committee has delegated authority to administer, construe or interpret the terms of the Plan, pursuant to Section 3(d) of the Plan.

c.“Competitor” means any person or entity including, but not limited to, you or anyone acting on your behalf, that is engaged or preparing to be engaged in research, development, production, manufacturing, marketing or selling of, or consulting on, any product, process, technology, machine, invention or service in existence or under development that resembles, competes with, may now or in the future compete with, can be substituted for or can be marketed as a substitute for any product, process, technology, machine, invention, or service of the Corporation Group that is in existence or that is, was, or is planned to be under development. The Corporation shall determine whether any individual or entity is a “Competitor” in its sole discretion, and its determination shall be final.

d.“Competitive Activities” means any and all activities (including preparations) which compete with, are intended to compete with, or which otherwise may adversely affect or interfere with the Corporation Group’s business or advantage a Competitor whether immediately or in the future. The Corporation shall determine whether any conduct constitutes “Competitive Activities” in its sole discretion, and its determination shall be final.

e.“Corporation Group” means the Corporation and its subsidiaries and affiliates, as determined by the Corporation.

f.“Customer” means any entity, client, account, or person, including the employees, agents, or representatives of the foregoing, or any entity or person who participates, influences or has any responsibility in making purchasing decisions on behalf of such entities, clients, accounts, or persons, to whom or to which you contacted, solicited any business from, sold to, rendered any service to, were assigned to, had responsibilities for, received commissions or any compensation on, or promoted or marketed any products or services to during the eighteen (18) month period of time preceding your Date of Termination. The Corporation shall determine whether any individual or entity is a “Customer” in its sole discretion, and its determination shall be final.

g.“Date of Termination” means the date on which your Employment terminates.

h.“Disability” or “Disabled” means that you have been determined to be unable to work because of a disability (i) that lasts for a period in excess of twenty-six (26) weeks and (ii) (A) that entitles you to long-term disability benefits under the long-term disability policy of the Corporation or its applicable affiliate under which you are covered, or (B) if there is no such policy, that you have been determined to be “disabled” (or of similar status) by the Corporation (or its applicable affiliate) in accordance with applicable procedures and policies. Notwithstanding the foregoing, (I) you will not be considered to have incurred a Disability unless you are identified as “disabled” (or of similar status) in accordance with the personnel and/or human resources policies of the Corporation or its applicable affiliate, as in effect from time to time and (II) if the RSUs are subject to Section 409A (as determined by the Corporation), then you will not be considered to have incurred a Disability unless such condition also constitutes a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).

i.“Employed” or “Employment” means any period of time during which you are an employee of the Corporation Group in good standing, as determined by the Corporation Group in accordance with its applicable practices, policies and records; provided, that, during such period you are (i) in active employment status with the Corporation Group or (ii) on a Corporation Group-approved leave of absence (as determined by the Corporation Group in its sole discretion). For the avoidance of doubt, you shall not be considered to be Employed (x) for any period during which you are not considered to be an employee in good standing pursuant to the Corporation Group’s practices, policies and records, (y) during any notice period or salary continuation period required by contract, practice or local law (such as a “garden leave” or similar period) or any severance period (if you are covered by a severance agreement or arrangement) or (z) for any period of leave that is not approved by the Corporation Group (as determined by the Corporation Group in its sole discretion).

j.“Grant Date” means the date on which the RSUs are granted, as identified on the first page of this Agreement.

k.“Vesting Date” means, with respect to an RSU, the earliest of (to the extent applicable): (i) the applicable Scheduled Vesting Date; or (ii) the date of death, in the event of a termination of Employment pursuant to Section 2(c)(i) (Termination Due to Death); or (iii) the date you become Disabled, in the event of a Disability described in Section 2(c)(ii) (Disability); or (x) the date the RSUs vest and become payable pursuant to any applicable provision of the Plan (provided, that, if the RSUs are subject to Section 409A (as determined by the Corporation), payment will occur on the earliest permissible date determined by the Corporation that would not result in accelerated taxation and/or tax penalties under Section 409A).

9.Miscellaneous.

a.Amendments. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by an authorized representative of the Corporation.

b.Third-Party Beneficiaries. You acknowledge and agree that all affiliates and subsidiaries of the Corporation have, or will as the result of a future acquisition, merger, assignment, or otherwise have, an interest in your Employment and your compliance with the obligations in Section 2(d) (Competition with the Corporation Group), and that those entities are each express, third-party beneficiaries of this Agreement.

c.Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

d.Severability. In the event that Section 2(d) (Competition with the Corporation Group) of this Agreement is invalidated or not enforced under applicable law, this shall not affect the validity or enforceability of the remaining provisions of this Agreement or the Plan. To the extent that Section 2(d) of this Agreement is unenforceable because it is deemed overbroad, the provision shall be applied and enforced in a more limited manner to the fullest extent permissible under the applicable law. You further understand and agree that, in the event Section 2(d) of this Agreement is declared invalid, void, overbroad, or unenforceable, in whole or in part, for any reason, you shall remain bound by any non-competition, confidentiality, non-solicitation, and/or non-disclosure agreement previously entered between you and any member of the Corporation Group.

e.Appendix A. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any additional terms and conditions set forth in Appendix A for your country. Moreover, if you relocate to one of the countries included in Appendix A, the additional terms and conditions for such country will apply to you, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.

f.Data Privacy Consent. By accepting this grant, you hereby unconditionally consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employing entity (the “Employer”) and the Corporation and the Corporation Group for the exclusive purpose of implementing, administering and managing any awards issued to you under the Plan. You understand that the Corporation and your Employer may hold certain personal information about you, including, but not limited to, your name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all RSUs or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing any grants issued to you under the Plan. You understand that Data may be transferred to any third parties, as may be selected by the Corporation, which are assisting in the implementation, administration and management of the Plan and the fulfillment of this Agreement. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections from your country. You understand that if you reside outside of the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients, which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing grants under the Plan and the fulfillment of this Agreement. You understand the Data will be held only as long as is necessary to implement, administer and manage grants under the Plan and this Agreement. You understand that if you reside outside of the United States, you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your human resources representative. Further, you understand that your consent herein is being provided on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Employment status or Service will not be affected; the only consequence of refusing or withdrawing your consent is that the Corporation may not be able to grant RSUs or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

g.Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties relating to the subject matter hereof, and any previous agreement or understanding between the parties with respect thereto is superseded by this Agreement and the Plan.

h.Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything to the contrary in the Plan or this Agreement, the Corporation reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without your consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of cash or shares of Common Stock pursuant to the RSUs. However, the Corporation makes no representation that the RSUs are not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the RSUs. The Corporation shall not have any liability under the Plan or this Agreement for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or this Agreement, including any taxes, penalties or interest imposed under Section 409A. For purposes of the Plan and this Agreement, to the extent necessary to avoid accelerated taxation and/or tax penalties under Section 409A, a termination of Employment shall not be deemed to have occurred for purposes of settlement of any portion of the RSUs unless such termination constitutes a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of Employment” or similar terms shall mean “separation from service.” Each amount to be paid under this Agreement shall be construed as a separately identified payment for purposes of Section 409A. In addition, notwithstanding anything herein to the contrary, if you are deemed on the Date of Termination to be a “specified employee” within the meaning of that term under Section 409A and you are subject to U.S. federal taxation, then, to the extent the settlement of the RSUs following such termination of Employment is considered the payment of “non-qualified deferred compensation” under Section 409A payable on account of a “separation from service” that is not exempt from Section 409A, such settlement shall be delayed until the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” or (ii) the date of your death.

i.Acknowledgement. By electing to accept this Agreement, you acknowledge receipt of this Agreement and hereby confirm your understanding of the terms set forth in this Agreement. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control. The Corporation may, in its sole discretion, decide to deliver any documents (including, without limitation, information required to be delivered to you pursuant to applicable securities laws) related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

j.Language. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in the English language, so as to enable you to understand the provisions of this Agreement and the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

k.Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Corporation determines it is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan, to make any corrections or adjustments that it deems necessary or appropriate, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

l.Waiver. You acknowledge that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other grantee.

m.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflict of laws principles, except to the extent superseded by federal law and as set forth in this Section 9(m). Provided that you primarily resided and worked in California during and in connection with your employment with the Corporation Group and at the time that you accepted this Agreement and participation in the Plan, (i) this Agreement shall be governed by and construed in accordance with the laws of the State of California; and (ii) Section 2(d)(ii) shall not apply with respect to services you render in California that do not involve your use or disclosure of the Corporation Group’s confidential or trade secret information.

n.Submission to Jurisdiction; Waiver of Jury Trial. Any litigation brought against a party to this Agreement shall be brought in any U.S. federal or state court located in the State of New Jersey and each of the parties submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that, a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law. Each party agrees not to assert (A) any objection which it may have to venue in U.S. federal or state court located in the State of New Jersey, (B) any claim that litigation has been brought in an inconvenient forum and (C) any claim that such court does not have jurisdiction with respect to such litigation. Each party waives any right to a trial by jury with respect to any matters arising under this Agreement or any other awards granted under the Plan.

JOHNSON & JOHNSON
By: /s/ Carolyn Hoenish
Carolyn Hoenisch Senior Finance Director
Savings Plan, Pension, Equity Compensation Operations
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
USA

APPENDIX A

COUNTRY-SPECIFIC PROVISIONS FOR PARTICIPANTS OUTSIDE OF THE U.S.

Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement to which this Appendix A is attached.

TERMS AND CONDITIONS

This Appendix A includes additional terms and conditions that govern any RSUs granted under the Plan if, under applicable law, you are a resident of, are deemed to be a resident of or are working in one of the countries listed below. Furthermore, the additional terms and conditions that govern any RSUs granted hereunder may apply to you if you transfer Employment and/or residency to one of the countries listed below and the Corporation shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

NOTIFICATIONS

This Appendix A also includes notifications relating to exchange control, securities and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of October 2022. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated when you vest in the RSUs and acquire shares of Common Stock under the Plan, or when you subsequently sell shares of Common Stock acquired under the Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Corporation is not in a position to assure you of any particular result. Accordingly, you are strongly advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

ALL NON-U.S. JURISDICTIONS

NOTIFICATIONS

Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your or your broker’s country of residence or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., RSUs) or rights linked to the value of shares of Common Stock (e.g., phantom awards, futures) during such times you are considered to have “inside information” regarding the Corporation as defined by the laws or regulations in your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow Employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Corporation. You acknowledge that it is your responsibility to comply with any restrictions and are advised to speak to your personal advisor on this matter.

Foreign Asset/Account Reporting. Your country of residence may have certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside of your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated broker or bank and/or within a certain time after receipt. You acknowledge that it is your responsibility to comply with such regulations and you understand and agree that you should consult your personal legal advisor for any details.

EUROPEAN UNION / EUROPEAN ECONOMIC AREA COUNTRIES, SWITZERLAND AND THE UNITED KINGDOM

TERMS AND CONDITIONS

Data Privacy. The following provision replaces Section 9(f) (Data Privacy Consent) of the Agreement in its entirety:

The Corporation, with its principal executive offices at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, USA is the controller responsible for the processing of your personal data by the Corporation and the third parties noted below.

a.Data Collection and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Corporation collects, processes and uses certain personal information about you for the legitimate purpose of implementing, administering and managing the Plan and generally administering awards, specifically: your name, home address, email address, date of birth, hire date, rehire date (if applicable), termination date (if applicable), employee identification number, work country, pay frequency, associated legal entity and management reporting company, any shares or directorships held in the Corporation, and details of all Awards, any entitlement to shares of Common Stock awarded, canceled, exercised, vested, or outstanding in your favor, which the Corporation receives from you or the Employer (“Personal Data”). In granting the RSUs under the Plan, the Corporation will collect, process, use, disclose and transfer (collectively, “Processing”) Personal Data for purposes of implementing, administering and managing the Plan. The Corporation’s legal basis for the Processing of Personal Data is the Corporation’s legitimate business interests of managing the Plan, administering awards and complying with its contractual and statutory obligations, as well as the necessity of the Processing for the Corporation to perform its contractual obligations under this Agreement and the Plan. Your refusal to provide Personal Data would make it impossible for the Corporation to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by accepting the RSUs, you voluntarily acknowledge the Processing of your Personal Data as described herein.

b.Stock Plan Administration Service Provider. The Corporation may transfer Personal Data to Fidelity Stock Plan Services, LLC (“Fidelity”), an independent service provider based, in relevant part, in the United States, which may assist the Corporation with the implementation, administration and management of the Plan. In the future, the Corporation may select a different service provider and share Personal Data with another company that serves in a similar manner. The Corporation’s service provider will open an account for you to receive and trade shares of Common Stock pursuant to the RSUs. The Processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan. When receiving your Personal Data, if applicable, Fidelity provides appropriate safeguards in accordance with the EU Standard Contractual Clauses or other appropriate cross-border transfer solutions. By participating in the Plan, you understand that the service provider will Process your Personal Data for the purposes of implementing, administering and managing your participation in the Plan.

c.International Data Transfers. The Plan and the RSUs are administered in the United States, which means it will be necessary for Personal Data to be transferred to, and processed in the United States. When transferring your Personal Data to the United States, the Corporation provides appropriate safeguards in accordance with the EU Standard Contractual Clauses or other appropriate cross-border transfer solutions. You may request a copy of the appropriate safeguards with Fidelity or the Corporation by contacting your local human resources representative. You may also contact the data protection officer responsible for your country or region, if applicable, by emailing: emeaprivacy@its.jnj.com.

d.Data Retention. The Corporation will use Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. This period may extend beyond your point of Service. When the Corporation no longer needs Personal Data related to the Plan, the Corporation will remove it from its systems. If the Corporation keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Corporation’s legal basis would be for compliance with relevant laws or regulations.Data Retention. The Corporation will use Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. This period may extend beyond your point of Service. When the Corporation no longer needs Personal Data related to the Plan, the Corporation will remove it from its systems. If the Corporation keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Corporation’s legal basis would be for compliance with relevant laws or regulations.

e.Data Subject Rights. To the extent provided by law, you have the right to (i) subject to certain exceptions, request access or copies of Personal Data the Corporation Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing of Personal Data, (v) lodge complaints with competent authorities in your country, and/or (vi) request a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding your rights or to exercise your rights, you may contact your local human resources representative. You also have the right to object, on grounds related to a particular situation, to the Processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting your local human resources representative in writing. Your provision of Personal Data is a contractual requirement. You understand, however, that the only consequence of refusing to provide Personal Data is that the Corporation may not be able to administer the RSUs, or grant other awards or administer or maintain such awards. For more information on the consequences of the refusal to provide Personal Data, you may contact your local human resources representative in writing. You may also contact the data protection officer responsible for your country or region, if applicable, by emailing: emeaprivacy@its.jnj.com. You may also have the right to lodge a complaint with the relevant data protection supervisory authority.

ARGENTINA

TERMS AND CONDITIONS

Labor Law Policy and Acknowledgement. This provision supplements Section 6 (No Special Employment Rights; No Rights to Awards) of the Agreement:

In accepting the grant of RSUs, you acknowledge and agree that the grant of RSUs is made by the Corporation (not your Employer) in its sole discretion and that the value of the RSUs or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

If, notwithstanding the foregoing, any benefits under the Plan are considered salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on the Vesting Date.

NOTIFICATIONS

Securities Law Information. Neither the RSUs nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina.

AUSTRALIA

NOTIFICATIONS

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

Securities Law Information. This offer to participate in the Plan is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). Please note that if you offer your shares of Common Stock for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. You should consult with your own personal legal advisor regarding your disclosure obligations prior to making any such offer.

BELGIUM

TERMS AND CONDITIONS

Shareholding Agreement. Under current Belgian tax law, you understand that you may enter into an agreement with the Corporation to hold the shares of Common Stock for two (2) years from the date on which the shares are acquired upon vesting of your RSUs under the Plan to obtain specific tax treatment for the income received under the Plan. If you are interested in learning more information about the tax treatment of the Plan income, you should check with your personal tax advisor. You further understand that if you wish to take advantage of this specific tax treatment, you should review and execute the shareholding agreement in the form provided by the Corporation.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the RSUs, you acknowledge that you agree to comply with applicable Brazilian laws and report and pay any and all applicable taxes associated with the receipt and vesting of the RSUs, the sale of shares of Common Stock acquired under the Plan and the payment of any dividends on such shares.

Acknowledgement of Nature of Plan and RSUs. This provision supplements Section 6 (No Special Employment Rights; No Rights to Awards) of the Agreement:

In accepting this Agreement, you acknowledge that (i) you are making an investment decision, and (ii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to you.

CANADA

TERMS AND CONDITIONS

Form of Settlement - RSUs Payable Only in Common Stock. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the RSUs do not provide any right for you, as a resident of Canada, to receive a cash payment and shall be paid in shares of Common Stock only.

Conditions on Vesting upon or following Termination of Employment. This provision replaces subsection (y) of the definition of “Employed” or “Employment” in Section 8 of the Agreement:

(y) any period that follows the date you receive written notice of termination of employment or any notice period (such as a “garden leave” or similar period), period of pay in lieu of such notice or salary continuation period requirement under local law (including, but not limited to statutory law, regulatory law and/or common law).

The following provisions will apply to you if you are a resident of Quebec:

Data Privacy Notice and Consent. This provision supplements Section 9(f) (Data Privacy Consent) of the Agreement:

If you are a resident of Quebec, you hereby authorize the Corporation and the Corporation’s representative to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. You further authorize the Corporation and your Employer within the Corporation Group to disclose and discuss your participation in the Plan with their advisors. You also authorize the Corporation and your Employer to record such information and keep it in your employee file. Finally, you acknowledge and authorize the Corporation and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

NOTIFICATIONS

Securities Law Information. You are permitted to sell shares of Common Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such shares of Common Stock takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The shares of Common Stock are currently listed on the New York Stock Exchange in the United States of America.

CHILE

NOTIFICATIONS

Securities Law Information. This offer conforms to general ruling N°336 of the Chilean Commission for the Financial Market (“CMF”). The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the CMF, and therefore such securities are not subject to its oversight. The issuer is not obligated to provide public information in Chile regarding the foreign securities, since such securities are not registered with the CMF. The securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile, unless they fulfill the requirements set forth in general ruling N°336 of the CMF.

Esta oferta se acoge a la norma de carácter general N°336 de la Comision para el Mercado Financiero de Chile. La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la Comision para el Mercado Financiero de Chile, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en Chile información pública respecto de esos valores. Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente, a menos que se cumplan las condiciones establecidas en la norma de carácter general N°336 de la Comision para el Mercado Financiero de Chile.

CHINA

The following terms apply only to individuals who are subject to exchange control restrictions in the People’s Republic of China (the “PRC”), as determined by the Corporation in its sole discretion:

TERMS AND CONDITIONS

Restriction on Vesting. You will not be permitted to vest in any shares of Common Stock unless and until the necessary approvals for the Plan have been obtained from the State Administration of Foreign Exchange (“SAFE”) and remain in place, as determined by the Corporation in its sole discretion. Further, the Corporation is under no obligation to issue shares of Common Stock if the Corporation has not or does not obtain SAFE approval or if any such SAFE approval subsequently becomes invalid or ceases to be in effect by the time you vest in the RSUs. The Corporation reserves the right to settle RSUs in cash.

Termination of Employment. In the event of your termination of Employment with the Corporation Group, the Corporation will require the sale of any shares of Common Stock you may then hold, or any other shares of Common Stock you may then hold which were issued to you pursuant to any award granted to you under the Plan or any predecessor plan, within six (6) months following your Date of Termination (or such other period as may be required by SAFE). You understand and agree that the Corporation is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock on your behalf pursuant to this authorization, and you expressly authorize your designated broker to complete the sale of such shares. You understand and agree that the Corporation’s designated broker is under no obligation to arrange for the sale of shares at any particular price. You also agree to sign any agreements, forms or consents that may be reasonably requested by the Corporation (or the Corporation’s designated broker) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfer of the proceeds and other exchange control matters noted below) and to otherwise cooperate with the Corporation with respect to such matters, provided, that, you shall not be permitted to exercise any influence over how, when or whether the sales occur. Upon the sale of the shares of Common Stock, the Corporation agrees to pay you the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy applicable Tax- Related Items.

Designated Broker Account. If shares issued upon the settlement of the RSUs are not immediately sold, you acknowledge that you are required to maintain the shares of Common Stock in an account with the designated broker selected by the Corporation until the shares of Common Stock are sold through such Corporation-designated broker. If the Corporation changes its designated broker, you acknowledge and agree that the Corporation may transfer any shares of Common Stock issued under the Plan to the new designated brokerage firm, if necessary for legal or administrative reasons. You agree to sign any documentation necessary to facilitate the transfer of shares of Common Stock.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to immediately repatriate the cash proceeds from the sale of shares of Common Stock related to the RSUs (or any other award granted under the Plan or any predecessor plan) to China. You further understand that, under applicable laws, such repatriation of cash proceeds will need to be effectuated through a special exchange control account established by the Corporation (or any affiliate or subsidiary), and you hereby consent and agree that any proceeds from the sale of shares of Common Stock will be transferred to such special account prior to being delivered to you. You understand that the Corporation may face delays in converting the proceeds to local currency due to exchange control restrictions in China. Proceeds may be paid to you in U.S. dollars or local currency at the Corporation’s discretion. If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited in this account. If the proceeds are paid to you in local currency, the Corporation is under no obligation to secure any particular currency conversion rate, and you understand that the Corporation may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear any currency fluctuation risk between the time the shares are sold and the time the sale proceeds are distributed through any such special exchange account. You further agree to comply with any other requirements that may be imposed by the Corporation in the future in order to facilitate compliance with the exchange control requirements in China.

COLOMBIA

TERMS AND CONDITIONS

The following supplements Section 6 (No Special Employment Rights; No Rights to Awards) of the Agreement:

Labor Law Policy and Acknowledgement. By accepting your award of RSUs, you acknowledge that pursuant to Article 128 of the Colombia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes.

NOTIFICATIONS

Securities Law Information. The shares of Common Stock subject to the RSUs are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

DENMARK

TERMS AND CONDITIONS

Danish Stock Option Act. You acknowledge that you have received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, as amended January 1, 2019.

FRANCE

TERMS AND CONDITIONS

Qualified Tax Treatment. Your RSUs may have been granted pursuant to an Addendum for Participants in France for Qualified Share Units and Qualified Performance Share Units (the “French Sub-Plan for RSUs”). The French Sub-Plan for RSUs modifies the terms of the Plan and this Agreement, and in the event of any conflict between the terms and conditions of the French Sub-Plan for RSUs and the Plan or this Agreement, the French Sub-Plan for RSUs shall prevail for any grants made thereunder.

The Corporation does not make any undertaking or representation to maintain the qualified status of these RSUs or of the underlying shares of Common Stock.

Conditions on Vesting and Settlement: If you have been granted RSUs pursuant to the French Sub-Plan for RSUs, irrespective of the provisions of the Agreement and except in the case of death or Disability (as defined in the French Sub-Plan for RSUs), no RSUs subject to the Agreement shall vest prior to the date that is one (1) year after the Grant Date and no shares of Common Stock shall be issued in settlement of any vested RSUs prior to the date that is two (2) years after the Grant Date.

Minimum Holding Period. If you have been granted RSUs pursuant to the French Sub-Plan for RSUs and you are issued shares of Common Stock pursuant to the Agreement prior to the two (2) year anniversary of the Grant Date, then you must hold such shares of Common Stock for a minimum period of two (2) years from the Grant Date. For the avoidance of doubt, the two-year holding period will not be applicable for any shares of Common Stock vested on or following the two (2) year anniversary of the Grant Date.

Sale Restriction During Closed Period. You acknowledge that the shares of Common Stock issued and delivered in settlement of the RSUs may not be sold, transferred, or otherwise disposed of during the periods set forth in Section 7.5 of the French Sub-Plan for RSUs. You acknowledge and agree that you are personally responsible for complying with these specific restrictions.

Termination of Employment due to Death: Notwithstanding anything to the contrary provided in the Section 2(c)(i) of this Agreement, if you have been granted RSUs under the French Sub-Plan for RSUs, upon the Corporation’s receipt within six months following your death of a written request from your heirs in a form satisfactory to the Corporation, the Corporation shall transfer the shares underlying any unvested RSUs to your heirs. In this case, shares shall cease immediately to be subject to the above-mentioned Minimum Holding Period.

Termination of Employment due to Disability: If, prior to the Vesting Date, you become Disabled while employed under the definition of Section 2.3 of the French Sub-Plan for RSUs, you shall immediately become vested in the RSUs on the date of the Disability. In this case, shares shall cease immediately to be subject to the above-mentioned Minimum Holding Period.

Language Consent. By accepting the grant, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of these documents accordingly.

En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information. You must report to the French Customs and Excise Authorities the value of any cash or securities that you transfer into or out of France without the use of a financial institution when the value of such cash or securities equals or exceeds a certain threshold.

Foreign Asset/Account Reporting Information. You are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing your annual tax return.

HONG KONG

TERMS AND CONDITIONS

Form of Settlement - RSUs Payable Only in Common Stock. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the RSUs do not provide any right for you to receive a cash payment. The RSUs shall be paid in shares of Common Stock only.

Sale of Common Stock. Shares of Common Stock received at vesting are accepted as a personal investment. In the event that Common Stock is issued in respect of the RSUs within six (6) months of the Grant Date, you agree that you will not offer to the public or otherwise dispose of the shares of Common Stock prior to the six (6)-month anniversary of the Grant Date.

NOTIFICATIONS

SECURITIES WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in doubt about any of the contents of the Agreement, including this Appendix A, or the Plan, you should obtain independent professional advice. The RSUs and any shares of Common Stock issued in respect of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to eligible service providers under the Plan. The Agreement, including this Appendix A, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The RSUs and any documentation related thereto are intended solely for the personal use of each member of the award recipient and may not be distributed to any other person.

INDONESIA

TERMS AND CONDITIONS

Language Consent and Notification. By accepting the grant of RSUs, you (i) confirm having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Language Consent and Notification. Dengan manikin tombol “Saya menerima” atau dengan menandatangani dan mengembalikan dokumen ini yang memuat syarat dan ketentuan pemberian anda, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).

IRELAND

TERMS AND CONDITIONS

Acknowledgement of Nature of Plan and RSUs. The following supplements Section 6 (No Special Employment Rights; No Rights to Awards) of the Agreement:

In accepting this Agreement, you understand and agree that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

ISRAEL

TERMS AND CONDITIONS

This provision supplements Section 4(a) of the Agreement: Tax withholding in Israel will be in accordance with applicable law including any tax ruling which may be received by the Corporation and/or its Israeli subsidiaries.

The following provision applies to participants who are in Israel on the Grant Date.

Trustee Arrangement. You hereby agree that the RSUs, to the extent granted to you by the Corporation under the Israeli Sub-Plan to the Plan, shall be allocated under the provisions of the track referred to as the “Capital Gains Track,” according to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance and shall be held by the trustee (the “Trustee”) for the periods stated in Section 102 (the “Holding Period”). You acknowledge that if, during the Holding Period, you sell any shares of Common Stock issued in settlement of the RSUs, tax treatment will differ from the treatment that would apply if the Holding Period is met. You should consult your personal tax advisor in this regard.

ITALY

TERMS AND CONDITIONS

Acknowledgement of Nature of Agreement. In accepting this Agreement, you acknowledge that (1) you have received a copy of the Plan, the Agreement and this Appendix A; (2) you have reviewed the applicable documents in their entirety and fully understand the contents thereof; and (3) you accept all provisions of the Plan, the Agreement and this Appendix A.

MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Agreement. In accepting the RSUs granted hereunder, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix A. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section 6 (No Special Employment Rights; No Rights to Awards) of the Agreement which clearly provide as follows:

1.Your participation in the Plan does not constitute an acquired right;

2.The Plan and your participation in it are offered by the Corporation on a wholly discretionary basis;

3.Your participation in the Plan is voluntary; and

4.The Corporation and its subsidiaries or affiliates are not responsible for any decrease in the value of any shares of Common Stock acquired at vesting of the RSUs.

Labor Law Acknowledgement and Policy Statement. In accepting any RSUs granted hereunder, you expressly recognize that the Corporation, with registered offices at One Johnson & Johnson Plaza, New Brunswick, NJ 08933, USA, is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between you and the Corporation since you are participating in the Plan on a wholly commercial basis and your Employer (“Johnson & Johnson Mexico”) is your sole employer. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, Johnson & Johnson Mexico, and do not form part of the employment conditions and/or benefits provided by Johnson & Johnson Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your Employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Corporation; therefore, the Corporation reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Corporation for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Corporation, its affiliates, shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Contrato. Al aceptar el otorgamiento de las RSUs, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Contrato, incluyendo este Apéndice A, en su totalidad y que entiende y acepta todas las disposiciones del Plan y del Contracto, incluyendo este Apéndice A. Además, usted reconoce que ha leído y que específica y expresamente aprueba de los términos y condiciones de la Sección 6 del Contrato, que claramente dispone lo siguiente:

1.Su participación en el Plan no constituye un derecho adquirido;

2.El Plan y su participación en el Plan se ofrecen por la Corporación en de manera totalmente discrecional;

3.Su participación en el Plan es voluntaria; y

4.La Corporación y sus subsidiarias o afiliadas no son responsables por ninguna disminución del valor de las Acciones en el momento de tener derecho a conforme a las RSUs.

Reconocimiento Ley Laboral y Declaración de la Política. Al aceptar el otorgamiento de las RSUs, usted reconoce expresamente que la Corporación, con oficinas registradas en One Johnson & Johnson Plaza, New Brunswick, NJ 08933, EE.UU, es únicamente responsable por la administración del Plan. Además, usted reconoce que su participación en el Plan y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral entre usted y la Corporación, ya que usted está participando en el Plan sobre una base totalmente comercial y que su Empleador (“Johnson & Johnson Mexico”) es su único patrón. Derivado de lo anterior, usted reconoce expresamente que el Plan y los beneficios que le puedan derivar al participar en el Plan no establecen ningún derecho entre usted y su patrón, Johnson & Johnson Mexico, y que no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por Johnson & Johnson Mexico, y que cualquier modificación del Plan o la terminación del mismo no constituirán un cambio o deterioro de los términos y condiciones de su Empleo.

Además, usted entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Corporación, por lo que la Corporación se reserva el derecho absoluto a modificar y/o discontinuar su participación en el Plan en cualquier momento, sin responsabilidad alguna para con usted.
Finalmente, usted declara por la presente que no se reserva acción o derecho alguno para interponer una reclamación o demanda en contra de la Corporación por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del Plan, y, por lo tanto, otorga un amplio y total finiquito a la Corporación y sus afiliadas, accionistas, funcionarios, agentes y representantes legales con respecto a cualquier reclamación o demanda que pudiera surgir.

NOTIFICATIONS

Securities Law Information. The RSUs granted, and any shares of Common Stock acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to you because of your existing relationship with the Corporation and any subsidiary or affiliate of the Corporation (e.g., Johnson & Johnson Mexico), and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Johnson & Johnson Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NEW ZEALAND

NOTIFICATIONS

Securities Law Information. Warning: This is an offer of rights to receive shares of Common Stock upon settlement of the RSUs subject to the terms of the Plan and this Agreement. RSUs give you a stake in the ownership of the Corporation. You may receive a return if dividends are paid on the shares of Common Stock.

If the Corporation runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

You should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.

No interest in any RSUs may be transferred (legally or beneficially), assigned, mortgaged, charged or encumbered.

The shares of Common Stock are quoted on the New York Stock Exchange. This means that if you acquire shares of Common Stock under the Plan, you may be able to sell them on the New

York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the shares of Common Stock.

A copy of the Corporation’s most recent Annual Report on Form 10-K and most recent published financial statements (Quarterly Reports on Form 10-Q or Form 10-K) and the auditor’s report on those financial statements, which are filed with the U.S. Securities and Exchange Commission are available online at www.sec.gov/, as well as on the Corporation’s “Investor Relations” website at http://www.investor.jnj.com/. A copy of the above documents will be sent to you free of charge on written request to Equity Compensation Resources, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, USA.

As noted above, you are advised to carefully read the materials provided before making a decision whether to participate in the Plan. You are also encouraged to contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

PHILIPPINES

TERMS AND CONDITIONS

Restriction on Vesting. You will not be permitted to vest in any shares of Common Stock unless and until the necessary securities law approvals for the Plan have been obtained and remain in place, as determined by the Corporation in its sole discretion. Further, the Corporation is under no obligation to issue shares of Common Stock if the Corporation has not or does not obtain necessary securities approval or if any such approval subsequently becomes invalid or ceases to be in effect by the time you vest in the RSUs. The Corporation reserves the right to settle RSUs in cash.

NOTIFICATIONS

Securities Law Information. You should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the shares of Common Stock on the New York Stock Exchange (“NYSE”) and the risk of currency fluctuations between the U.S. Dollar and your local currency. In this regard, you should note that the value of any shares of Common Stock you may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between your local currency and the U.S. Dollar may affect the value of the RSUs or any amounts due to you upon vesting and settlement of the RSUs or upon sale of any shares of Common Stock you acquire under the Plan. The Corporation is not making any representations, projections or assurances about the value of the shares of Common Stock now or in the future.

For further information on risk factors impacting the Corporation’s business that may affect the value of the shares of Common Stock, you should refer to the risk factors discussion in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Corporation’s “Investor Relations” website at http://www.investor.jnj.com/.

You are permitted to sell the shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan (or such other broker to whom you transfer the shares of Common Stock), provided the resale of shares of Common Stock acquired under the

Plan takes place outside of the Philippines through the facilities of a stock exchange on which the shares of Common Stock are listed (e.g., the NYSE).

PORTUGAL

TERMS AND CONDITIONS

Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.

Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

RUSSIA

TERMS AND CONDITIONS

Securities Law Requirements. Any RSUs granted hereunder, the Agreement, including this Appendix A, the Plan and all other materials you may receive regarding your participation in the Plan or any RSUs granted hereunder do not constitute advertising or an offering of securities in Russia. The issuance of shares of Common Stock under the Plan has not and will not be registered in Russia; therefore, shares of Common Stock may not be offered or placed in public circulation in Russia.

In no event will shares of Common Stock acquired under the Plan be delivered to you in Russia; all shares of Common Stock will be maintained on your behalf in the United States.

You are not permitted to sell any shares of Common Stock acquired under the Plan directly to a Russian legal entity or resident.

Labor Law Acknowledgement. You acknowledge that if you continue to hold shares of Common Stock acquired under the Plan after an involuntary termination of your Employment, you will not be eligible to receive unemployment benefits in Russia.

Data Privacy Notice. You hereby acknowledge that you have read and understood the terms regarding collection, processing and transfer of Data contained in Section 9(f) (Data Privacy Consent) of the Agreement and by participating in the Plan, you agree to such terms. In this regard, upon request of the Corporation or your Employer, you agree to provide an executed data privacy consent form to your Employer or the Corporation (or any other agreements or consents that may be required by your Employer or the Corporation) that the Corporation and/or your Employer may deem necessary to obtain under the data privacy laws in your country, either now or in the future. You understand you will not be able to participate in the Plan if you fail to execute any such consent or agreement.

NOTIFICATIONS

Anti-Corruption Legislation Information. Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including shares of Common Stock acquired under the Plan). You should consult with your personal legal advisor to determine whether this restriction applies to your circumstances.

SINGAPORE

TERMS AND CONDITIONS

Restriction on Sale and Transferability. You hereby agree that any shares of Common Stock acquired pursuant to the RSUs will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).

NOTIFICATIONS

Securities Law Information. The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made with a view to the RSUs being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

SOUTH AFRICA

NOTIFICATIONS

Securities Law Information. In compliance with South African Securities Law, you acknowledge that you have been notified that the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Corporation’s “Investor Relations” website at http://www.investor.jnj.com/.

SPAIN

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following supplements Section 6 (No Special Employment Rights; No Rights to Awards) of the Agreement:

By accepting the RSUs granted hereunder, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Corporation has unilaterally, gratuitously and in its sole discretion decided to grant any RSUs under the Plan to individuals who may be employees of the Corporation Group throughout the world. The decision is a limited decision, which is entered into upon the express assumption and condition that the RSU granted will not economically or otherwise bind the Corporation or any of its affiliates on an ongoing basis, other than as expressly set forth in the Agreement, including this Appendix A. Consequently, you understand that the RSUs granted hereunder are given on the assumption and condition that they shall not become a part of any employment contract (either with the Corporation or any of its affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant of RSUs since the future value of the RSUs and the underlying shares of Common Stock is unknown and unpredictable. In addition, you understand that any RSUs granted hereunder would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of RSUs or right to RSUs shall be null and void.

Further, the vesting of the RSUs is expressly conditioned on your active employment status with the Corporation Group, such that if your Service terminates, the RSUs may cease vesting immediately and be forfeited, in whole or in part, effective on the date of your termination of Employment (unless otherwise specifically provided in Section 2(c) (Certain Terminations) of the Agreement). This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate Service due to a change of work location, duties or any other employment or contractual condition; or (4) you terminate Service due to a unilateral breach of contract by the Corporation or an affiliate of the Corporation. Consequently, upon termination of your Employment for any of the above reasons, you will automatically lose any rights to RSUs that were not vested on the date of your termination of Employment except as described in Section 2(c) of the Agreement.

You acknowledge that you have read and specifically accept the conditions referred to in Section 2 of the Agreement.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix A) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWEDEN

TERMS AND CONDITIONS

Tax Withholding. This provision supplements Section 4(a) of the Agreement:

Without limiting the Corporation’s or the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in the Agreement, by accepting the RSUs, you authorize the Corporation to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Corporation and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

NOTIFICATIONS

Securities Law Information. Neither this document nor any other materials relating to the RSUs
(i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Corporation or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Supervisory Authority, FINMA.

TAIWAN

NOTIFICATIONS

Securities Law Information. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

TURKEY

NOTIFICATIONS

Securities Law Information. The Plan is made available only to employees of the Corporation and its affiliates, and the offer of participation in the Plan is a private offering as to employees in Turkey. The RSUs and the issuance of shares of Common Stock under the Plan takes place outside Turkey. You are not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “JNJ” and the shares of Common Stock may be sold through this exchange.

UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information. RSUs under the Plan are granted only to select employees of the Corporation and its affiliates and are for the purpose of providing equity incentives. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the RSUs offered pursuant to this Agreement. If you do not understand the contents of the Plan and/or the

Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of the Economy and the Dubai Department of Economic Development have approved the Plan or the

Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Withholding. This provision supplements Section 4(a) of the Agreement:

Without limitation to Section 4(a) of the Agreement, you agree that you are liable for all Tax- Related Items and hereby covenant to pay all Tax-Related Items, as and when requested by the Corporation or, if different, your Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Corporation and, if different, your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on your behalf (or any other tax authority or any other relevant authority). For the purposes of this Agreement, Tax- Related Items include (without limitation) employment income tax and the employee portion of the Health and Social Care levy.

Notwithstanding the foregoing, if you are a director or executive officer of the Corporation (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Corporation for the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax- Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) and Health and Social Care levy may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self- assessment regime and for paying to the Corporation and/or your Employer (as appropriate) the amount of any employee NICs and Health and Social Care levy due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 4(a) of the Agreement.

URUGUAY

TERMS AND CONDITIONS

Data Privacy Acknowledgement. This provision supplements Section 9(f) of the Agreement:

You understand that your Data will be collected by your Employer and will be transferred to the Corporation at One Johnson & Johnson Plaza, New Brunswick, NJ 08933, U.S.A and/or any financial institutions or brokers involved in the management and administration of the Plan. You further understand that any of these entities may store your Data for purposes of administering your participation in the Plan.

VENEZUELA

TERMS AND CONDITIONS

Settlement of RSUs. Settlement of vested RSUs shall be made in shares of Common Stock, provided, however, that the Corporation has the discretion to settle the RSUs in cash if it determines that cash settlement is necessary or advisable in light of changes in regulatory requirements in Venezuela. In the event that the RSUs are settled in cash, the amount of the cash payment upon vesting and settlement of the RSUs shall be based on the fair market value (as determined by the Corporation) of the shares of Common Stock subject to the vested RSUs, less any applicable Tax-Related Items.

Investment Representation. As a condition of the grant of the RSUs, you acknowledge and agree that any shares of Common Stock you may acquire upon the settlement of the RSUs are acquired as and intended to be an investment rather than for the resale of the shares of Common Stock and conversion of such shares into foreign currency.

NOTIFICATIONS

Securities Law Information. The RSUs granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.